Exhibit 99.1

Unifi Announces First Quarter Fiscal 2020 Results

First quarter fiscal 2020 financial performance in-line with expectations, with significant improvement in operating cash flows;

Full-year fiscal 2020 guidance reaffirmed

GREENSBORO, N.C., October 29, 2019 – Unifi, Inc. (NYSE: UFI), one of the world’s leading innovators in recycled and synthetic yarns, today released operating results for the first quarter of fiscal 2020 ended September 29, 2019.  The quarter ended September 29, 2019 contained 13 weeks of domestic operations while the quarter ended September 30, 2018 contained 14 weeks of domestic operations.

First Quarter Fiscal 2020 Overview

•	Sales volumes increased 16% compared to the first quarter of fiscal 2019, led by REPREVE®-branded products.
•

Achieved expected revenue performance, with net sales of $179.9 million, despite one fewer sales week for domestic operations when compared to the prior year first fiscal quarter net sales of $181.6 million.

•	Revenues from premium value-added products represented a record 54% of consolidated net sales, up from 43% compared to the first quarter of fiscal 2019.
•	Operating income increased 11% to $6.3 million compared to the first quarter of fiscal 2019.
•

Operating cash flows improved significantly to $23.8 million and included $10.4 million in distributions received from Parkdale America, LLC (“PAL”), which allowed for a 17% reduction of Net Debt to $88.3 million.

•	Selling, general and administrative expenses (“SG&A”) decreased $3.4 million compared to the first quarter of fiscal 2019, demonstrating results from previously communicated cost reduction efforts.
•

Net income of $3.7 million and diluted earnings per share (“EPS”) of $0.20 each exhibited substantial growth from the first quarter of fiscal 2019, despite a larger loss from PAL in the first quarter of fiscal 2020.

“Underlying sales growth was led by our REPREVE®-branded products, as our strategy and portfolio in Asia continue to be validated, helping us to achieve our revenue expectations for the first quarter of fiscal 2020,” said Tom Caudle, President & Chief Operating Officer of Unifi. “Profitability was aided by our previously communicated step-down in SG&A, along with a more favorable raw material cost environment in the U.S. While we recognize that the current business environment in the U.S. is challenging and our Brazil Segment was impacted by elevated raw material costs, we are pleased with our operating cash flows and earnings in the first fiscal quarter and look to carry that momentum into the remainder of fiscal 2020.”

Mr. Caudle added, “Consistent with the timeline we have previously communicated, before the end of calendar 2019, we expect finalization of our October 2018 trade petitions and look forward to providing further updates in due time.”

First Quarter Fiscal 2020 Compared to First Quarter Fiscal 2019

Net sales in the first quarter of fiscal 2020 were $179.9 million, compared to $181.6 million.  The first quarter of fiscal 2020 consisted of 13 weeks of domestic operations, compared to 14 weeks of domestic operations in the first quarter of fiscal 2019. Sales volumes grew 16%, led by Asia, which lowered consolidated average selling prices.

Gross profit decreased to $17.4 million, from $20.0 million, primarily attributable to competitive pricing pressures that were most pronounced in Brazil and Asia, along with a higher proportion of sales in Asia. The decrease was partially offset by a more favorable raw material cost environment in the U.S.

Operating income increased to $6.3 million, from $5.7 million, primarily due to lower expenses stemming from SG&A reductions that began in the second half of fiscal 2019.

Net income was $3.7 million, compared to $1.8 million, and EPS was $0.20, compared to $0.10. Although PAL results were $1.2 million lower in the first quarter of fiscal 2020, a significant improvement in the effective tax rate benefited net income.  Adjusted EBITDA was $12.3 million, compared to $11.9 million.  Adjusted EBITDA is a non-GAAP financial measure. The schedules included in this press release reconcile Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

Net Debt was $88.3 million at September 29, 2019, compared to $105.8 million at June 30, 2019, benefiting from both the $10.4 million in distributions received from PAL and the improvement in working capital.  Net Debt is a non-GAAP financial measure.  The schedules included in this press release reconcile Net Debt.  Cash and cash equivalents increased to $34.1 million at September 29, 2019, from $22.2 million at June 30, 2019.

Foreign currency fluctuations had no significant impact on comparable quarterly results.

Fiscal 2020 Outlook

For fiscal 2020, the Company reaffirmed its previously announced expectations. Assuming no significant volatility in raw material costs, the Company expects:

•	High-single-digit percentage growth from fiscal 2019 for sales volumes;
•	Mid-single-digit percentage growth from fiscal 2019 for net sales;

Unifi Announces First Quarter Fiscal 2020 Results	2

•	Operating income between $22.0 million and $27.0 million, over 100% growth from fiscal 2019;
•	Adjusted EBITDA between $47.0 million and $52.0 million, over 25% growth from fiscal 2019;
•	Capital expenditures of approximately $25.0 million; and
•	An effective tax rate not to exceed 25%.

Mr. Caudle concluded, “With the assumption that raw material costs remain stable for the remainder of fiscal 2020, we are reaffirming our fiscal 2020 outlook. We continue to project growth from fiscal 2019 that includes continued top-line expansion, a doubling of operating income, substantial improvement in our effective tax rate and a significant increase in net income and Adjusted EBITDA.”

First Quarter Fiscal 2020 Earnings Conference Call

The Company will provide additional commentary regarding its first quarter fiscal 2020 results and other developments during its earnings conference call on October 29, 2019, at 8:30 a.m., Eastern Time. The call can be accessed via a live audio webcast on the Company’s website at http://investor.unifi.com. Additional supporting materials and information related to the call will also be available on the Company’s website.

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About Unifi

Unifi, Inc. (NYSE: UFI) is a global textile solutions provider and one of the world's leading innovators in manufacturing synthetic and recycled performance fibers. The Company's proprietary PROFIBER™ technologies offer increased performance, comfort and style advantages, enabling customers to develop products that perform, look and feel better. Through REPREVE®, one of Unifi's proprietary technologies and the global leader in branded recycled performance fibers, Unifi has transformed more than 16 billion plastic bottles into recycled fiber for new apparel, footwear, home goods and other consumer products. Unifi continually innovates technologies to meet consumer needs in moisture management, thermal regulation, antimicrobial protection, UV protection, stretch, water resistance and enhanced softness. Unifi collaborates with many of the world's most influential brands in the sports apparel, fashion, home, automotive and other industries. For more information about Unifi, visit www.Unifi.com.

Contact information:

Alpha IR Group

312-445-2870

UFI@alpha-ir.com

Financial Statements, Business Segment Information and Reconciliations of Reported Results to Adjusted Results to Follow

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended
	September 29, 2019	September 30, 2018
Net sales	$179,949	$181,611
Cost of sales	162,506	161,592
Gross profit	17,443	20,019
Selling, general and administrative expenses	10,980	14,411
Provision for bad debts	9	131
Other operating expense (income), net	108	(240)
Operating income	6,346	5,717
Interest income	(210)	(147)
Interest expense	1,257	1,467
Equity in loss (earnings) of unconsolidated affiliates	866	(239)
Income before income taxes	4,433	4,636
Provision for income taxes	721	2,824
Net income	$3,712	$1,812

Net income per common share:
Basic	$0.20	$0.10
Diluted	$0.20	$0.10

Weighted average common shares outstanding:
Basic	18,481	18,368
Diluted	18,726	18,703

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CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 29, 2019	June 30, 2019
ASSETS
Cash and cash equivalents	$34,118	$22,228
Receivables, net	85,598	88,884
Inventories	129,447	133,781
Other current assets	20,045	20,729
Total current assets	269,208	265,622

Property, plant and equipment, net	205,374	206,787
Investments in unconsolidated affiliates	102,601	114,320
Other non-current assets	13,857	5,422
Total assets	$591,040	$592,151

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other current liabilities	$60,741	$59,214
Current portion of long-term debt	14,738	15,519
Total current liabilities	75,479	74,733

Long-term debt	106,754	111,541
Other long-term liabilities	18,800	13,032
Total liabilities	201,033	199,306

Total shareholders’ equity	390,007	392,845
Total liabilities and shareholders’ equity	$591,040	$592,151

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Three Months Ended
	September 29, 2019	September 30, 2018
Cash and cash equivalents at beginning of period	$22,228	$44,890
Operating activities:
Net income	3,712	1,812
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Equity in loss (earnings) of unconsolidated affiliates	866	(239)
Distributions received from unconsolidated affiliates	10,437	504
Depreciation and amortization expense	5,685	6,036
Non-cash compensation expense	187	998
Deferred income taxes	(760)	909
Other, net	(127)	(201)
Inventories	1,981	(15,079)
Other changes in assets and liabilities	1,841	302
Net cash provided by (used in) operating activities	23,822	(4,958)

Investing activities:
Capital expenditures	(4,585)	(6,384)
Other, net	(21)	15
Net cash used in investing activities	(4,606)	(6,369)

Financing activities:
Proceeds from long-term debt	23,000	34,000
Payments on long-term debt	(29,508)	(24,190)
Other, net	(15)	(402)
Net cash (used in) provided by financing activities	(6,523)	9,408

Effect of exchange rate changes on cash and cash equivalents	(803)	(776)
Net increase (decrease) in cash and cash equivalents	11,890	(2,695)
Cash and cash equivalents at end of period	$34,118	$42,195

Unifi Announces First Quarter Fiscal 2020 Results	6

BUSINESS SEGMENT INFORMATION

(Unaudited)

(In thousands)

Net sales details for each reportable segment of the Company are as follows:

	For the Three Months Ended
	September 29, 2019	September 30, 2018
Polyester	$88,695	$100,131
Nylon	20,202	27,949
Brazil	24,172	26,913
Asia	45,957	25,440
All Other	923	1,178
Consolidated	$179,949	$181,611

Gross profit details for each reportable segment of the Company are as follows:

	For the Three Months Ended
	September 29, 2019	September 30, 2018
Polyester	$7,795	$7,801
Nylon	1,178	2,144
Brazil	4,159	6,418
Asia	4,282	3,532
All Other	29	124
Consolidated	$17,443	$20,019

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RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS

(Unaudited)

(In thousands)

EBITDA and Adjusted EBITDA

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net income to EBITDA and Adjusted EBITDA are as follows:

	For the Three Months Ended
	September 29, 2019	September 30, 2018
Net income	$3,712	$1,812
Interest expense, net	1,047	1,320
Provision for income taxes	721	2,824
Depreciation and amortization expense (1)	5,622	5,948
EBITDA	11,102	11,904

Equity in loss of PAL	1,175	17
EBITDA excluding PAL	12,277	11,921

Other adjustments (2)	—	—
Adjusted EBITDA	$12,277	$11,921

(1)

Within this reconciliation, depreciation and amortization expense excludes the amortization of debt issuance costs, which are reflected in interest expense, net. Within the condensed consolidated statements of cash flows, amortization of debt issuance costs is reflected in depreciation and amortization expense.

(2)	For the periods presented, there were no other adjustments necessary to reconcile Net income to Adjusted EBITDA. However, such adjustments may be presented in future periods when applicable.

Net Debt

Reconciliations of Net Debt are as follows:

	September 29, 2019	June 30, 2019
Long-term debt	$106,754	$111,541
Current portion of long-term debt	14,738	15,519
Unamortized debt issuance costs	895	958
Debt principal	122,387	128,018
Cash and cash equivalents	(34,118)	(22,228)
Net debt	$88,269	$105,790

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Non-GAAP Financial Measures

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with GAAP. These non-GAAP financial measures include Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Net Debt (together, the “non-GAAP financial measures”).

•	EBITDA represents Net income before net interest expense, income tax expense, and depreciation and amortization expense.
•	Adjusted EBITDA represents EBITDA adjusted to exclude equity in loss of PAL and, from time to time, certain other adjustments necessary to understand and compare the underlying results of Unifi.
•	Net Debt represents debt principal less cash and cash equivalents.

The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. We may, from time to time, modify the amounts used to determine our non-GAAP financial measures.

We believe that these non-GAAP financial measures better reflect Unifi’s underlying operations and performance and that their use, as operating performance measures, provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets, among otherwise comparable companies.

Management uses Adjusted EBITDA (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is a key performance metric utilized in the determination of variable compensation. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because it serves as a high-level proxy for cash generated from operations and is relevant to our fixed charge coverage ratio. Equity in loss of PAL is excluded from Adjusted EBITDA because such results do not reflect our operating performance.

In evaluating non-GAAP financial measures, investors should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of non-GAAP financial measures should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. Each of our non-GAAP financial measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results or liquidity measures as reported under GAAP. Some of these limitations are (i) it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; (ii) it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations; (iii) it does not reflect changes in, or cash requirements for, our working capital needs; (iv) it does not reflect the cash requirements necessary to make payments on our debt; (v) it does not reflect our future requirements for capital expenditures or contractual commitments; (vi) it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and (vii) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, these non-GAAP financial measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

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Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain “forward-looking statements” within the meaning of federal securities laws about the financial condition and results of operations of Unifi that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management.  An example of such forward-looking statements include, among others, guidance pertaining to our financial outlook. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “plan,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements.  These statements are not statements of historical fact, and they involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of global competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where Unifi competes, including economic and political factors over which Unifi has no control; changes in consumer spending, customer preferences, fashion trends and end uses for products; the financial condition of Unifi’s customers; the loss of a significant customer or brand partner; natural disasters, industrial accidents, power or water shortages, extreme weather conditions and other disruptions at one of our facilities; the success of Unifi’s strategic business initiatives; the volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic business initiatives; the availability of and access to credit on reasonable terms; changes in foreign currency exchange, interest and inflation rates; fluctuations in production costs; the ability to protect intellectual property; the strength and reputation of our brands; employee relations; the ability to attract, retain and motivate key employees; the impact of environmental, health and safety regulations; the impact of tax laws, the judicial or administrative interpretations of tax laws and/or changes in such laws or interpretations; the operating performance of joint ventures and other equity method investments; and the accurate financial reporting of information from equity method investees.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control.  New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on Unifi.  Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities laws. The above and other risks and uncertainties are described in Unifi’s most recent Annual Report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by Unifi with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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Unifi Announces First Quarter Fiscal 2020 Results	10